Exhibit 10.18

                                AGREEMENT OF SALE

      This Agreement of Sale made this 27th day of July, 2004, by and between WDH HOWELL, L.L.C., a New Jersey Limited Liability Company, having an address at 1 Central Avenue, Farmingdale, NJ 07727, Attn: William D. Hurley, (hereinafter referred to as "Seller"), and COATES INTERNATIONAL, LTD., having offices at Route 34 and Ridgewood Road, Wall Township, New Jersey 07719 Attn: George J. Coates, (hereinafter referred to as "Purchaser").

      WHEREAS, Seller is owner of certain real property located in the municipality of the Township of Howell, Monmouth County, N.J. known as Block 221, Lot 4 and Block 49, Lots 30, 31, 44, 45, 45.01, 46, 47, 48, 49 & 50 on the
official tax map as more fully described on the annexed Schedule A;

      WHEREAS, the Seller filed a voluntary petition in the Bankruptcy Court for the District of New Jersey (the "Bankruptcy Court"); and

      WHEREAS, Purchaser desires to purchase said Premises from Seller which purchase is contingent upon and subject to the approval of the Bankruptcy Court; and

      WHEREAS, the parties hereto desire to set forth their mutual understandings and agreements with respect to the sale and purchase of said Premises.

      NOW, THEREFORE, in consideration of the mutual promises and covenants herein contained, the parties hereto agree as follows:

1. AGREEMENT TO SELL. Seller hereby agrees to sell and Purchaser hereby agrees to purchase the Premises on the terms and conditions hereafter set forth. The Premises to be sold consist of: (a) the land and all the buildings, other improvements and fixtures on the land; (b) all of the Seller's rights relating to the land; and (c) all personal property specifically included in this Agreement, including, but not limited to, all office furniture, window treatments, equipment, carpeting and telephone system located in the main office of Building #2; (d) all permits and approvals pertaining to the Premises and (e) each of the leases affecting the Premises. The Premises are more specifically described on Schedule A attached hereto and made a part hereof.

2. PURCHASE PRICE. The purchase price for the Premises shall be $10,000,000 subject to adjustments as hereinafter provided payable as follows:

      a. Initial deposit to be held in escrow by Seller's attorney

         as provided hereunder..................................$     25,000.00

      b. Second deposit to be paid within five days of the

         completion of the due diligence period, which deposit

         shall be held in escrow pursuant to the terms hereof...$    175,000.00


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      c. Third deposit shall be paid within five days of the

         Bankruptcy Court Order approving this sale, which

         deposit shall be held in escrow pursuant to

         the terms hereof. .....................................$    150,000.00

      d. Balance to be paid at closing of title (subject to adjustments at closing), by way of wired funds or certified/bank cashier's

         check..................................................$   9,650,000.00
                                                                ---------------
                   TOTAL PURCHASE PRICE                         $ 10,000,000.00
                                                                ===============

3. TITLE

      Title to the Premises shall be good, marketable, with title valid of record, and insurable at regular rates by a title insurance company of Purchaser's choice authorized to do business in the State of New Jersey, subject to the following exceptions which shall be deemed "Permitted Exceptions":

      a. Laws, regulations or ordinances of federal, state, county or local entities or agencies having jurisdiction over the Premises, provided same do not unreasonably interfere with the use and enjoyment of the Premises for Purchaser's intended Use, as described in Paragraph 5 below.

      b. Easements, covenants, and restrictions of record, provided the same have not been violated; would not render title to the Premises not good or unmarketable, nor would unreasonably interfere with the Purchaser's Intended Use of the Premises.

      c. Such state of facts as would be shown on an accurate survey of the Premises, provided such facts do not render title to the Premises not good or unmarketable, would not unreasonably interfere with Purchaser's Intended continued Use of the Premises, nor would reveal encroachments unto the Premises from adjoining properties or from the Premises onto adjoining properties.

3.2. Within thirty (30) days from the date hereof, Purchaser shall procure a preliminary certificate of title from a title insurance company of Purchaser's choice licensed to do business in the State of New Jersey. Purchaser shall promptly notify Seller, in writing, of any title exceptions set forth in such preliminary certificate or in any amendments thereto which are not Permitted Exceptions. Seller shall then have a thirty (30) day period after such notice to clear or remove the non-Permitted Exceptions to the satisfaction of Purchaser and Purchaser's title company. Seller shall be entitled to remove such non-Permitted Exceptions (i) by obtaining the Final Order (as hereinafter defined) authorizing the sale of the Premises free and clear of such non-Permitted Exceptions on notice to the holder of such non-Permitted Exception based on a legally cognizable ground; or (ii) otherwise. In the event Seller cannot remove all title objections, in accordance with this paragraph, Purchaser will have the option of (i) attempting to remove or resolve said title objections for a period of 60 days from the date of notice that Seller cannot remove the title objections; (ii) terminating this Agreement whereupon the deposit together with interest will be returned to the Purchaser; (iii) accepting such title as Seller is able to convey. Those title objections which shall not be cancelled and discharged of record in accordance with the terms, conditions and provisions of this Paragraph are hereafter referred to as "Permitted Title Exceptions".


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4. TERMINATION OF AGREEMENT. If, pursuant to the terms of this Agreement, this
Agreement shall be terminated or cancelled, then Seller shall return the full deposit (including the Initial Deposit and Second Deposit), together with interest earned thereon to Purchaser. Upon the return of the deposit, neither Seller nor Purchaser shall have any further liability to the other.

5. PURCHASER'S INTENDED USE. Seller and Purchaser agree that Purchaser is purchasing the Premises for the purposes of utilizing the Premises for manufacturing, research and development ("Purchaser's Intended Use") as permitted in the Township of Howell Land Use Ordinance pertaining to Special Economic Development (SED) Zone (Section 14-25).

6. PURCHASER'S CONTINGENCIES. It is understood and agreed that the 22 obligation of Purchaser to purchase the Premises is expressly contingent upon the achievement or satisfaction of all of the following conditions ("Purchaser's Contingencies"), any or all of which the Purchaser shall have the right to waive, in whole or in part. Said conditions are as follows:

6.1. Due Diligence Period. Purchaser shall have a period of 120 days from the date of this Agreement (the "Due Diligence Period") to conduct tests, investigations, feasibility studies, soil borings, inspections and general analysis in order to satisfy Purchaser, in Purchaser's sole discretion, that the Premises is feasible for Purchaser's Intended Use. Purchaser and its agents shall have the right to enter onto the Premises for the purpose of surveying, testing and examining same including but not limited to inspection of existing buildings for environmental conditions and underground storage tanks for the entire period this Agreement is in effect. These tests, investigations, etc. shall be conducted in a manner not to interfere with the operations at the Premises. Purchaser may terminate this Agreement, for any reason in Purchaser's sole discretion, upon written notice to the Seller prior to the end of the Due Diligence Period. If Purchaser lawfully terminates this Agreement, Seller shall return any payments made by Purchaser as the full deposit and this Agreement shall become null and void and the parties shall have no further obligation to each other except as otherwise provided herein. During the Due Diligence Period, Seller will provide Purchaser with the opportunity to make full and independent investigation of all of: (a) the facts concerning the transaction contemplated by the Agreement (including the condition of the Premises or any part thereof); and (b) the correspondence, instruments, agreements, contracts, books, documents, records, plans, drawings, specifications, brochures, licenses, registrations, consents, permits, approvals and authorizations relating to the Premises and the transaction contemplated by the Agreement which are in the possession or control of the Seller. Seller has or will provide Purchaser with those documents within its possession or control related to the Premises and this transaction and will immediately, upon execution of this Agreement, provide any additional documents which come into its possession or control. Seller states that it does not have a substantial number of documents or materials in this regard, but Seller agrees to cooperate fully with Purchaser in identifying the locations of materials not in its possession or control, but has no obligation to obtain such documents. Purchaser shall begin its investigation of the status of the Premises in all respects with due diligence and haste immediately upon the execution of this Agreement and shall keep Seller fully apprised of its findings. Seller shall fully cooperate with Purchaser in its due diligence including instructing its attorneys and consultants to attend all meetings scheduled with NJDEP; Purchaser shall be responsible for all fees and costs relating to all services by Seller's attorney and consultants that are specifically authorized, or requested, by Purchaser. Purchaser shall have the right to waive its due diligence rights and to require Seller to close title within sixty (60) days of the date of this Agreement or at any time thereafter at the sole discretion of Purchaser subject to approval by the Bankruptcy Court.

6.2 Title. Title shall be in accordance with Paragraph 3 of this Agreement.

6.3. Representations. There shall be no material breach of Seller or Purchaser's representations, warranties or covenants as set forth in this Agreement.

6.4. Bankruptcy Contingency. The Purchaser's obligation to perform under the terms and provisions of this Agreement is conditioned upon the Seller obtaining, at its sole cost and expense, from the Bankruptcy Court the following:

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            An order pursuant to ss. 363(b), (f), and (m) of the Bankruptcy Code which is final and nonappealable authorizing the Seller's sale and conveyance of the Premises to the Purchaser free and clear of all claims, encumbrances, liens, and interests in and to the Premises of any kind or nature (the "Liens"), with the Liens to attach to the proceeds of such sale, which order includes an express finding of fact and conclusion of law pursuant to ss. 363(m) of the Bankruptcy Code that the Purchaser is a good faith purchaser (the "Final Order"). The Final Order shall be on notice to the Office of the United States Trustee, the New Jersey Department of Environmental Protection (the "DEP"), the New Jersey
      Attorney General, all of the Seller's secured creditors as reflected on a title search obtained by the Seller, at its sole cost and expense prior to the Seller filing its application seeking entry of the Final Order, the Seller's unsecured creditors as listed on its bankruptcy schedules, all other necessary governmental authorities, and all parties in interest who have requested notice pursuant to Bankruptcy Rule 2002. The Seller shall obtain the Final Order within sixty (60) days of the earlier of (a) the expiration of the Due Diligent Period; or (b) receipt of written notice from Purchaser that it has satisfied or waives its Due Diligence rights. The Final Order shall also expressly vacate the stay contained in Bankruptcy Rule 6004(g). The Purchaser shall have the sole option of waiving the finality of the Final Order. The Seller shall be prohibited from affirmatively seeking or accepting higher or better offers.

7. INTENTIONALLY BLANK.

8. CLOSING AND DELIVERY OF DOCUMENTS.

8.1. The closing of title to the Premises (the "Closing") shall take place at the offices of Bathgate, Wegener & Wolf, P.C., One Airport Road, Lakewood, New Jersey 08701 at 10:00 a.m. on the Closing Date, as hereinafter defined. The Closing Date shall be on the date mutually selected by the parties provided same is no later than 120 days from the conclusion of the Due Diligence Period unless this Agreement is terminated by Purchaser pursuant to paragraph 6.1 or within thirty (30) days of a Bankruptcy Court order approving this Agreement. In the event the Closing does not occur within the time frame set forth herein, both parties reserve the right to schedule a Time Of The Essence Closing upon ten
(10) days prior written notice to the other party.

8.2. At the Closing, Seller shall deliver a Deed of Bargain and Sale with Covenant against Grantors Acts, an affidavit of title, assignment of lease, permits, etc., bill of sale for all personalty, a limited liability company resolution authorizing the sale, if applicable, FIRPTA Affidavit, and shall deliver and/or execute such other documents as Purchaser's title insurance company may reasonably request or require and such other documents as are customarily delivered in New Jersey real estate transactions. Seller agrees that it shall not convey title pursuant to a power of attorney. In the event Purchaser obtains a survey of the Premises from a surveyor licensed in the State of New Jersey, Seller agrees to use the legal description in accordance with such survey, provided such survey is certified to Seller, a copy of which shall be provided to Seller by Purchaser in advance of closing. Seller and Purchaser agree to exchange copies of the Closing documents not less than five (5) days prior to Closing. At the Closing Purchaser will be given possession of the Premises subject only to tenancies provided that they are on terms that are commercially reasonable.

9. ADJUSTMENTS AT CLOSING.

9.1. At the time of Closing and delivery of deed, real estate taxes, heating oil, water, gas and sewer charges, if applicable, shall be adjusted between Seller and Purchaser as of the closing date with charges for the day of closing attributable to the Seller.

9.2. Seller shall bear the expense of payment of the realty transfer fee and any roll back tax, if any.

9.3. Real estate taxes shall be apportioned on the basis of the calendar year for which assessed. Seller shall pay all roll-back taxes relating to farmland assessment whenever such assessment may be imposed by the taxing authority. Sufficient escrow shall be established at time of Closing to satisfy all such assessments. The obligations of this paragraph with regard to any adjustments or payments subsequent to Closing for real property taxes shall survive closing.

10. ASSIGNMENT. Purchaser shall be entitled to assign this Agreement, on or before the date set for Closing, without prior written approval of Seller to any entity. Such assignment shall automatically release COATES INTERNATIONAL, LTD. from the terms of this Agreement. Purchaser shall promptly advise Seller, in writing, of any such assignment.

11. POSSESSION AND PRE-CLOSING ENTRY. Purchaser may enter into and upon the said lands and Premises upon delivery of deed and from thence take the rents, issues and profits for its own use; provided, however, that Purchaser shall have the right, from time to time, upon reasonable notice to Seller, to enter upon the Premises, prior to the date of Closing hereunder for the purpose of conducting inspections, surveys and tests. Purchaser shall indemnify and hold Seller harmless from any and all liability for damage to persons or property arising from such entry prior to Closing Date.

12. ASSESSMENTS FOR MUNICIPAL IMPROVEMENTS. Seller represents, to the best of its knowledge, that there are no current assessments for municipal improvements that pertain to the Premises and, further, Seller has no knowledge of any contemplated assessment for municipal improvements. Seller shall be solely responsible for the payment of any assessment which prior to the Closing Date has been assessed, levied, imposed or confirmed against the Premises; (ii) which affects or is a lien upon the Premises; or (iii) which, although not yet a lien upon the Premises, is attributable to improvements which benefit or will benefit the Premises for which improvement work has been commenced or authorized. For any assessment for improvement authorized or imposed subsequent to the Closing Date of this final order, Purchaser shall be responsible, which responsibility shall be contingent upon closing. Seller shall give notice forthwith to Purchaser if Seller receives any notice of a contemplated assessment for municipal improvements.

13. REAL ESTATE BROKERAGE COMMISSION. Seller and Purchaser mutually represent and warrant to each other that neither has entered into any real estate brokerage agreements, except that Purchaser agrees to pay Coldwell Banker a brokerage commission of $150,000.00 upon the closing of title. The parties hereto agree to save each other harmless, defend (including paying legal fees and costs) and indemnify each other from any losses, damages, judgments and costs, including legal fees, which a party may suffer if the other party breaches its obligations hereunder or if the representation of the other party contained herein proves untrue.

14. RISK OF LOSS. Risk of loss, by reason of fire or other casualty, shall remain with Seller until the time of Closing. In the event of fire or other casualty to the Premises, Seller shall advise Purchaser within ten (10) days thereof. If all or a material part of the Premises is destroyed by fire or other casualty, Purchaser shall have the right to terminate this Agreement. For purposes hereof, a material damage shall be damage, the restoration or repair cost of which shall, as estimated by Seller's insurance company (if not available then a similarly qualified estimating entity), exceed $100,000.00. If there is damage (which damage does not result in Purchaser's termination of this Agreement), the Purchaser can proceed with the closing and deduct at closing from the purchase price the cost to repair the property, or the Purchaser may accept an assignment of Seller's insurance claim or proceeds, if any.

15. INDEMNIFICATION, SAVE HARMLESS AND INSURANCE.

15.1. Purchaser agrees to indemnify and defend Seller and hold Seller harmless from and against any and all claims, demands, liabilities, losses, damages, costs and expenses (including, without limitation, the reasonable attorneys' fees of an attorney of Seller's choice) for any bodily injury, property damage, construction or mechanics' lien or other claim arising from or related to the due diligence or other access by Purchaser granted by this Agreement. Purchaser shall promptly repair and restore any damage caused by Purchaser as a result of any such entry on the Premises and shall restore the Premises to reasonably the same condition as existed at the time of entry and inspection.

15.2. Purchaser shall, at times that it or its representatives, agents or employees may be upon the Premises, keep in force public liability insurance in good and solvent insurance companies in limits of at least $500,000.00/$1,000,000.0O for bodily injury and $1,000,000.00 for property damage, covering its liability hereunder and naming Seller as an additional insured. Certificates of such insurance shall be delivered to Seller prior to such entry. Such insurance shall contain provisions covering Purchaser's contractual indemnification obligations under subparagraph 15.1 above and appropriate provisions waiving any rights of subrogation. The amount of insurance required of or maintained by Purchaser shall in no way limit the responsibility of Purchaser as otherwise provided in this Agreement.

16. ISRA ENVIRONMENTAL ESCROW. At closing, Three Million Dollars and no cents ($3,000,000.00) from the purchase price shall be escrowed with Purchaser's attorney to be utilized only for the purpose of obtaining an ISRA or similar site-wide "no further action letter", which $3,000,000.00 may be established as a fully funded trust and utilized as a remediation funding source posted with NJDEP. This escrow is in addition to whatever amount of money remains of the Two Hundred Eighty Thousand Dollars ($280,000.00) paid to NJDEP in February 2002 ("DEP Deposit"). It is agreed that if the environmental costs exceed $3,000,000.00, plus the DEP Deposit, then Purchaser shall be responsible for said costs. If the environmental costs are less than $3,000,000.00, plus the DEP Deposit, the balance remaining shall be distributed as directed by the Bankruptcy Court.

17. CONDEMNATION. In the event condemnation or eminent domain proceedings shall be commenced by any governmental or quasi-governmental authority having jurisdiction therefore against all or any part of the Premises, Seller shall promptly notify Purchaser and provide Purchaser with all information concerning such proceedings. Purchaser may, at its option, by giving written notice to Seller within forty-five (45) days after its receipt of the notice of such proceedings, terminate this Agreement in the event the lands condemned equal to or exceed ten (10%) percent of the acreage of the Premises or in the event that direct access to Lakewood-Farmingdale Road is denied. In the event Purchaser does not elect to terminate this Agreement, then any award in condemnation and/or unpaid claims and rights in connection with such condemnation shall be assigned to Purchaser at Closing, or if paid to Seller prior thereof, shall be credited against the unpaid balance of the Purchase Price due at Closing. If Purchaser determines not to terminate this Agreement, Seller shall not adjust or settle any condemnation awards without the prior written approval of Purchaser, which approval shall not be unreasonably withheld, and shall allow Purchaser to cooperatively participate with Seller in all proceedings.

18. REPRESENTATIONS

18.1. Seller's Representations. Seller hereby, to the best of Seller's knowledge, represents, warrants and covenants to Purchaser which representations, warranties and covenants are now true, hereafter shall continue to be true and shall be true as of the Closing Date (except as otherwise provided herein to the contrary), as follows:

      a. Seller is duly organized and validly existing under the laws of the State of New Jersey and fully authorized to transact business and to own and convey property and has full power and right to enter into and perform this Agreement, and the execution and delivery of this Agreement, and the consummation of the transactions contemplated herein by Seller, have been duly authorized by all necessary acts, do not require any governmental consents and will not violate any provision of any agreement or result in the breach of or constitute a default under any agreement to which Seller is a party or by which Seller is bound under any permit, judgment, decree, order, statute, rule or regulation applicable to Seller or to the Premises except that Seller is required to obtain the Final Order.

      b. Except as set forth on the annexed Schedule B, there is no tenancy or other occupancy in the Premises or any part thereof.

      c. To the best of Seller's knowledge, information and belief, as of the date hereof, there is no pending or to the best of Seller's knowledge threatened condemnation of all or any part of the Premises.

      d. To the best of Seller's knowledge, information and belief as of the date hereof, there is no pending assessment (nor is Seller aware of any such pending assessment) for municipal improvements applicable to the Premises.

      e. At Closing, there shall be no mortgage or other liens upon the Premises which cannot be extinguished through the Final Order.

      f. Except for the Seller's Chapter 11 case, Seller does not have knowledge of any pending or threatened actions or proceedings before any court or administrative agency which will materially adversely affect the ability of Seller to perform Seller's obligations under this Agreement.

      g. Except as set forth on the annexed Schedule C, Seller does not have knowledge of any pending foreclosure action or similar proceeding affecting the Premises or any portion thereof.

      h. Seller does not have knowledge of any legal actions, suits, or other legal or administrative proceedings, pending or threatened against the Premises, nor that any such action, suit, proceeding or claim has been threatened or asserted against Seller or the Premises, nor that there is any proceeding pending or presently being prosecuted for the reduction of the assessed valuation of taxes or other impositions payable in respect of any portion of the Premises.

      i. Seller does not have knowledge of any pending or threatened governmental or private proceedings which would impair or result in the termination of access from the Premises to abutting public highways, streets and roads.

      j. Seller does not have knowledge of, or reason to believe that there are mines, limestone deposits, or other subsurface conditions on the Premises which would have a materially adverse effect on the Purchaser's Intended Use.

      k. No persons other than Seller have any rights, inchoate or otherwise, to dower or courtesy or any other marital rights in the Premises.

      l. Seller is not a "foreign person" as such term is defined under Section 1445(f)(3) of the Code.

      m. Seller has made no agreements to pay any commissions or other compensation to any brokers or agents in connection with this Agreement, has had no dealings with any broker or agent with respect to this Agreement or with respect to listing or offering the Premises upon which any such broker or agent would be entitled to a commission or other compensation.

      n. There are real estate taxes and tax liens outstanding against the Premises which will be paid by Seller and discharged at Closing.

      o. No one other than Purchaser has a contract, option or right of first refusal to purchase the Premises or any part thereof.

      p. At the Closing, there will be no unpaid bills or claims which may give rise to a lien against the Premises.

      q. To the best of Seller's knowledge, information and belief, except as set forth in the DEP conditionally approved Remediation Investigation Workplan, Seller has no knowledge of any underground storage tanks located on or under the Premises, and there are no sumps, clarifiers or uncapped on-site wells located on or under the Premises. Seller notes that it believes that there is an underground septic tank with regard to each building at the Premises, which septic tanks have not been utilized since the Premises received public sewer service in the late 1980's.

18.2. Purchaser's Representations. Purchaser hereby represents, warrants and covenants to Seller which representations, warranties and covenants shall be true as of the date of closing as follows:

      a. The actual entity which shall be the Purchaser will upon the Closing Date be duly and validly formed and in existence under the laws of the State of New Jersey and/or the State of Delaware and on the Closing Date will be entitled under the laws of the State of New Jersey to acquire the Premises and to enter into the agreements herein provided.

      b. This Agreement is, and all documents which are to be executed by the actual Purchaser and delivered to Seller on the Closing Date are, and on the Closing Date will be, duly authorized, executed and delivered by such Purchaser, and are, and on the Closing Date will be legal, valid and binding obligations of Purchaser and do not, and on the Closing Date will not, violate any provisions of any agreement to which such Purchaser is a party or by which it is bound or under any permit, judgment, decree, order, statute, rule or regulation applicable to such Purchaser.

      c. The actual Purchaser shall execute and deliver the agreement and documents referred to herein it being expressly understood that in the event the actual Purchaser is a corporation it shall be required to submit on the Closing Date a corporate resolution authorizing the within transaction.

      d. Purchaser represents that Purchaser has sufficient financial resources and shall dedicate same to pursue and satisfy Purchaser's contingencies, and to consummate the within transaction.

      e. Purchaser has made no agreements to pay any commissions or other compensation to any brokers or agents in connection with this Agreement, has had no dealings with any broker or agent with respect to this Agreement or with respect to listing or offering to purchase the Premises upon which any such broker or agent would be entitled to a commission or other compensation, except that Purchaser agrees to pay Coldwell Banker a brokerage commission of $150,000.00 upon closing of title.

19. BOUNDARY LINES. Seller represents to the best of Seller's information, knowledge and belief that there are no encroachments from the Premises onto adjoining properties or from adjoining properties on the Premises.

20. NOTICES. All notices and demands under this Agreement shall be delivered personally or by facsimile (with regular mail copy) or registered or certified mail, postage prepaid, return receipt requested, to the following addresses:

         IF TO SELLER: At the address for Seller set forth on page 1. WITH A COPY TO:

         O'Connor & O'Connor, Esqs.
         Richard T. O'Connor, Esq.
         509 Stillwells Corner Rd.
         Wemrock Professional Mall
         Freehold, N.J. 07728

         IF TO PURCHASER: At the address set forth on page 1.
         WITH A COPY TO:

         William J. Wolf, Esq.
         Bathgate, Wegener & Wolf, P.C.
         One Airport Road
         Lakewood, N.J. 08701

21. ENTIRE AGREEMENT. This Agreement constitutes the entire agreement between the parties hereto. No amendment or modification hereof shall have any force or effect unless in writing and executed by all parties.

22. BINDING EFFECT. This Agreement shall be binding upon and inure to the benefit of the parties hereto, their respective legal representatives, their heirs, executors, administrators, successors and assigns.

23. GOVERNING LAW. This Agreement shall be construed in accordance with the laws of the State of New Jersey.

24. HEADINGS. The article headings contained in this Agreement are for reference only for the convenience of the parties. They shall not be deemed to constitute a part of this Agreement nor shall they alter or supersede the contents of the paragraphs themselves.

25. RECORDING OF AGREEMENT. A memorandum of this Agreement shall be prepared in substance and form identical to Schedule D attached hereto and incorporated by reference and shall be executed by Purchaser and Seller and recorded with the Clerk's Office. The Parties shall execute a termination of memorandum of agreement to be held in escrow by Seller's attorney in a form identical to Schedule E attached hereto and incorporated herein by reference (the "Termination Memo"). Seller's attorney shall record the Termination Memo upon termination of this Agreement.

26. "AS IS" CONDITION. Purchaser and Seller acknowledge and agree that this is a land transaction and the buildings and structures on the Premises are being sold "as is".

27. OWNER'S CLOSING DOCUMENTS. To the extent available to Seller, Seller agrees that within ten (10) days from the date hereof, it shall deliver to Purchaser copies of its title insurance policy, survey, deed and other closing documents in its possession. To the extent available to Seller, Seller shall also make available to Purchaser plans and specifications utilized by Seller in connection with any applications made by Seller for any governmental approvals or in connection with the construction of any improvements on the Premises.

28. CALCULATION OF TIME PERIODS. With respect to any time periods set forth herein which are calculated from the date of this Agreement, it is understood and agreed that such time period commences from the date of final execution of this Agreement by all parties hereto, including execution of any riders or amendments hereto. The date of this Agreement shall be the date the last signatory executes this Agreement and any such riders or amendments.

29. DEFAULT BY PURCHASER/LIQUIDATED DAMAGES. If the sale and purchase of the Premises contemplated by this Contract is not closed because of the Purchaser's default under any substantial material term hereunder the Deposit plus accrued interest, if any, shall be paid over to the Seller and shall constitute Seller's liquidated damages, not as a penalty, but in full satisfaction of all Seller's claims which the parties agree to be fair and equitable because of the difficulty of ascertaining actual damages and Purchaser shall be released from any further liability.

30. DEFAULT BY SELLER. If the sale and purchase of the Premises contemplated by this Agreement is not closed on account of the Seller's default under any substantial material term hereunder, the Deposit plus accrued interest, if any, shall be refunded to the Purchaser and shall constitute Purchaser's sole remedies hereunder; except that the Purchaser may seek specific performance.

31. DELIVERY OF SELLER'S DOCUMENTATION. Within ten (10) days of the execution of this Agreement, Seller shall provide to Purchaser copies of all background documentation in Seller's possession regarding the Premises, including but not limited to, surveys, title reports, engineering reports, studies, investigations and the like which would be relevant to Purchaser's investigation and development of the Premises. Seller states that other than surveys, title reports and the DEP Remedial Investigation Workplan and leases, it has few relevant documents about the Premises.

32. PERSONAL PROPERTY AND FIXTURES. Many items of property become so attached to a building or other real property that they become a part of it. These items are called fixtures and are included in the sale. There is no personal property included in this sale except the office furniture, equipment, telephone system, window treatments and wall-to-wall carpeting which are located in the main office in Building #2.

33. LEASES. That the attached Schedule "B" is a complete list of all leases, tenancies, and rental agreements presently encumbering the Premises; and that:

      a. Complete list. No person, firm or corporation has any title, interest, or right to possession of the Premises or any portion of it as a lessee or tenant of Seller except as shown on Schedule "B".

      b. Seller not in default. All the leases, tenancies and rental agreements shown on Schedule "B" are now in full force and effect; Seller is not in material default in performing any such instrument or agreement; and no tenant or lessee is entitled to any rebate, concession, or other benefit except as set forth in the leases and agreements referred to in Schedule "B".

      c. Commencing with the date of this Agreement, Seller shall not sign, amend or extend any existing lease or enter into a new lease or other agreement affecting the Premises without the prior written consent of Purchaser which consent shall be reasonably granted and shall not be unreasonably withheld.

35. ASSIGNMENT OF LEASES. At the closing Seller will deliver to Purchaser a written assignment, duly signed, assigning to Purchaser all of Seller's right, title and interest in the leases relating to the Premises. Seller shall prepare letters to each tenant notifying the tenant of the title transfer and directing that all future payments be made to the Purchaser or its assignee.

36. ASSUMPTION OF LEASES BY PURCHASER. Upon the closing, Purchaser shall accept, assume and perform all the terms and conditions of the leases listed on Schedule B attached hereto that would have been kept or performed by Seller subsequent to the Closing. Seller shall within 5 days of the execution of this Agreement send Purchaser true copies of the leases.

37. TENANT ESTOPPEL CERTIFICATES TO BE DELIVERED. Seller shall use its diligent and best efforts to deliver to Purchaser at closing tenant estoppel certificates signed by each of the tenants at the Premises. The estoppel certificate shall be substantially in the form attached hereto and identified as Schedule F.

38. TERMINATION OF AGREEMENT. Subject to paragraphs 29 and/or 30, if, pursuant to the terms of this Agreement, this Agreement shall be terminated or cancelled, then Seller shall return the Deposit together with interest earned thereon to Purchaser, and neither Seller nor Purchaser shall have any further liability to the other.

39. EXCULPATION OF ESCROWEE. There shall be two Escrow Agents regarding this transaction. The attorney for Seller shall be the Escrow Agent for the two deposits (See Paragraph 2). The other Escrow Agent shall be the attorney for Purchaser who shall serve regarding the $3,000,000.00 environmental escrow to be withheld from the closing proceeds (See Paragraph 16).

39.1. The escrow funds shall be held and disbursed by the Escrow Agent in accordance with the terms of this Agreement.

39.2. If a demand or request is made upon the Escrow Agent for the payment or delivery of funds, the Escrow Agent shall give notice to the other parties of such demand. If a notice of objection to the proposed payment is not received from the other party within ten (10) business days after the giving of notice by the Escrow Agent, time being of the essence, Escrow Agent is hereby authorized to deliver the funds plus accrued interest to the party who made the demand. If Escrow Agent receives a notice of objection within said period, or if, for any other reason Escrow Agent in good faith elects not to deliver the funds, then Escrow Agent shall continue to hold the funds plus accrued interest and thereafter pay it to the party entitled when Escrow Agent receives (a) notice from the objecting party withdrawing the objection, or (b) notice signed by both parties directing disposition of the funds or (c) a final, non-appealable judgment or order of a court with competent jurisdiction.

39.3. In the event of any dispute or doubt as to the genuineness of any document or signature, or uncertainty as to Escrow Agent's duties, then Escrow Agent shall have the right to either continue to hold the funds in Escrow or pay the funds plus accrued interest into court pursuant to relevant statute.

39.4. The Escrow Agent shall hold the funds and shall have no liability hereunder except for actions taken by it in bad faith and the parties hereto do hereby jointly and severally indemnify, defend (including paying legal fees and costs) and agree to hold Escrow Agent harmless from and against any claims, losses or liabilities of whatsoever nature hereunder, including, but without limitation, reasonable counsel fees and costs in the event of the assertion of any claims against it. The parties agree that in the event of any dispute as to any funds held by any Escrow Agent in connection herewith, the Escrow Agent shall be and is hereby authorized to tender the funds and any other funds into a court of competent jurisdiction within the State of New Jersey and to abide by the final non-appealable judgment thereof. In the event any such proceedings are required the parties shall be jointly and severally responsible for all legal fees, costs and expenses which may be incurred by Escrow Agent which the Escrow Agent may deduct from the escrow. The parties agree that, notwithstanding their service in the role as Escrow Agent, the Escrow Agents do and may continue to represent the parties as legal counsel in connection with the subject matter of the Agreement and otherwise.

40. NO PRESUMPTION. This Agreement has been fully reviewed and negotiated by the parties and their respective attorneys and, therefore, any presumption of resolving ambiguities against the drafter shall not apply.

41. COUNTERPARTS. This Agreement can be signed in any number of counterparts with the same effect as if the signatures thereto and hereto were upon the same instrument.

      IN WITNESS WHEREOF, the parties hereto have set their hands and seals the day and year first above written.

WITNESS:                                     WDH HOWELL, LLC,

                                             a Debtor in Possession

                                             BY:/s/ William D. Hurley
------------------------                     ------------------------
(Illegible)                                  WILLIAM D. HURLEY, Manager


ATTEST:                                      COATES INTERNATIONAL, LTD.,

/s/ Shirley Naidel                           BY:/s/ George J. Coates
------------------------                     ------------------------
                                             GEORGE J. COATES, President

                                   SCHEDULE A

                                   SCHEDULE B

Tenants
-------

Building       Tenant                             Area Being leased
--------       ------                             -----------------

4              Exhibit Network                    27,000 +/- s.f.

3              Coates Motorcycle Co., Ltd.

                                   SCHEDULE C

                   PENDING FORECLOSURE OR SIMILAR PROCEEDINGS

                             AFFECTING THE PREMISES

1. LaSalle National Bank as Trustee for the Registered Holders of First Union-Lehman Brothers Commercial Mortgage Trust II, Commercial Mortgage Pass-Through Certificates, Series 1997-C2 -vs- WDH Howell, LLC, a New Jersey limited liability company, Sovereign Bank, a federal savings bank, FEL Corporation, and William D. Hurley, Superior Court of New Jersey, Chancery Division, Monmouth County, Docket No. F-12562-00 or successors or assigns of Plaintiffs.

2. United States Bankruptcy Court, In the Matter of WDH Howell, LLC, 100 Central Avenue, Farmingdale, New Jersey, Bankruptcy Case Number 01-050618 (KCF).

                                   SCHEDULE D

                   MEMORANDUM OF THIS AGREEMENT FOR RECORDING

                         Memorandum of Agreement of Sale

STATE OF NEW JERSEY

COUNTY OF MONMOUTH

      This Memorandum will evidence the existence of a certain Agreement of Sale executed this date between WDH Howell, LLC ("Seller") with COATES INTERNATIONAL, LTD. ("Purchaser"), affecting the following described property:

      ALL OF THAT CERTAIN TRACT OR PARCEL OF LAND, located, being and situated in the Township of Howell, Monmouth County, N.J. known as Block 221, Lot 4 and Block 49, Lots 30, 31, 44, 45, 45.01, 46, 47, 48, 49 & 50 on the official tax map of the Township of Howell.

            The purpose of this Memorandum is to notify all persons interested in the foregoing described property that Seller and Purchaser have entered into said Agreement regarding the above described property.

            Executed this 27t day of July______, 04.

                                       SELLER:

WITNESS:                               WDH HOWELL, LLC,
                                       a Debtor in Possession


                                       BY:   /s/ William D. Hurley
---------------------------            ---------------------------
(Illegible)                            WILLIAM D. HURLEY, Manager

                                      PURCHASER:

WITNESS:                              COATES INTERNATIONAL, LTD.

/s/ Shirley Naidel                    By: /s/ George J. Coates
---------------------------           ---------------------------
                                      GEORGE J. COATES, President

STATE OF NEW JERSEY      )
                         ) ss:
COUNTY OF MONMOUTH       )

      I CERTIFY that on July 2 , 2004 WILLIAM D. HURLEY personally came before me and stated to my satisfaction that this person:

      (a)   was the maker of the attached instrument;

      (b) was authorized to and did execute this instrument as Manager of WDH Howell, LLC, the entity named in this instrument; and

      (c) was fully authorized to and did execute this instrument as the act of the entity named in this instrument.

                                       /s/ Elizabeth Ann McDonough
                                       ---------------------------
                                       NOTARY PUBLIC
                                       State of New Jersey

STATE OF NEW JERSEY     )
                        ) ss:
COUNTY OF MONMOUTH      )

      I CERTIFY that on ___July 27, _2004_, GEORGE J. COATES personally came before me and stated to my satisfaction that this person:

      (a)   was the maker of the attached instrument;

      (b) was authorized to and did execute this instrument as President of COATES INTERNATIONAL, LTD., the entity named in this instrument; and

      (c) was fully authorized to and did execute this instrument as the act of the entity named in this instrument.

                                       /s/ Shirley Naidel
                                       ---------------------------
                                       NOTARY PUBLIC
                                       State of New Jersey

                                   SCHEDULE F

                           TENANT ESTOPPEL CERTIFICATE

TO: WDH HOWELL, LLC and COATES INTERNATIONAL, LTD., their successors and/or assigns

      I HEREBY CERTIFY THAT:

      1. We are tenants in possession of premises known as Building #____ at the WDH Howell, LLC complex in the Township of Howell, Monmouth County, New Jersey.

      2. We hold the premises under a lease dated ___________________ ("Lease").

      3. This Lease is unmodified and in full force and effect.

      4. We are not in default in the performance of the Lease, nor have we committed any breach.

      5. So far as is known to us, the Lessor ________________________ is not in default in the performance of the Lease, nor has it committed any breach.

      6. No rent has been paid by us in advance under the Lease, except the rent that became due on ______________________ for the current month.

      7. We have no claim against the Lessor for any deposits except the security deposit of $_____________.

      8. We have no defenses or offsets we could allege in any action brought against us for rent accruing under the lease.

      9. We make this certification knowing that WDH Howell, LLC is contemplating selling the premises and that if such transaction goes forward, both Seller and Purchaser will rely upon this certification.

      10. We have authority to make this certification and the statements set forth herein are true and correct.

      11. All references made, and all nouns and pronouns used herein, shall be construed in the singular or plural, and in such gender or in the neuter, as shall be appropriate to the context in which made or used.

      IN WITNESS WHEREOF, this Certification has been duly executed by the Tenant herein named on the ________ day of

-
WITNESS:                                      NAME OF TENANT

---------------------------                   ----------------------------------

STATE OF NEW JERSEY )

                    ) ss:

COUNTY OF MONMOUTH  )

      I CERTIFY that on _______, ____________ personally came before me and stated to my satisfaction that this person:

      (a)   was the maker of the attached instrument;

      (b) was authorized to and did execute this instrument as Manager of WDH Howell, LLC, the entity named in this instrument; and

      (c) was fully authorized to and did execute this instrument as the act of the entity named in this instrument.


                                              ----------------------------------
                                              NOTARY PUBLIC
                                              State of New Jersey

STATE OF NEW JERSEY )

                    ) ss:

COUNTY OF MONMOUTH  )

      I CERTIFY that on _______ 2004, ____________ personally came before me and stated to my satisfaction that this person:

             (a)      was the maker of the attached instrument;

             (b) was authorized to and did execute this instrument as President of COATES INTERNATIONAL, LTD., the entity named in this instrument; and

             (c) was fully authorized to and did execute this instrument as the act of the entity named in this instrument.


                                              ----------------------------------
                                              NOTARY PUBLIC
                                              State of New Jersey

                                   SCHEDULE F

                           TENANT ESTOPPEL CERTIFICATE

TO: WDH HOWELL, LLC and COATES INTERNATIONAL, LTD., their successors and/or assigns

      I HEREBY CERTIFY THAT:

      1. We are tenants in possession of premises known as Building #____ at the WDH Howell, LLC complex in the Township of Howell, Monmouth County, New Jersey.

      2. We hold the premises under a lease dated ___________________ ("Lease").

      3. This Lease is unmodified and in full force and effect.

      4. We are not in default in the performance of the Lease, nor have we committed any breach.

      5. So far as is known to us, the Lessor ________________________ is not in default in the performance of the Lease, nor has it committed any breach.

      6. No rent has been paid by us in advance under the Lease, except the rent that became due on ______________________ for the current month.

      7. We have no claim against the Lessor for any deposits except the security deposit of $_____________.

      8. We have no defenses or offsets we could allege in any action brought against us for rent accruing under the lease.

      9. We make this certification knowing that WDH Howell, LLC is contemplating selling the premises and that if such transaction goes forward, both Seller and Purchaser will rely upon this certification.

      10. We have authority to make this certification and the statements set forth herein are true and correct.

      11. All references made, and all nouns and pronouns used herein, shall be construed in the singular or plural, and in such gender or in the neuter, as shall be appropriate to the context in which made or used.

      IN WITNESS WHEREOF, this Certification has been duly executed by the Tenant herein named on the ________ day of

WITNESS:                                      NAME OF TENANT

---------------------------                   ----------------------------------

STATE OF NEW JERSEY )

                    ) ss:

COUNTY OF MONMOUTH  )

      I CERTIFY that on ____________ ___, ____ ________________________
personally came before me and stated to my satisfaction that this person:

      (a)   was the maker of the attached instrument;

      (b) was authorized to and did execute this instrument as ___________________ of ___________________________ the entity named in this instrument; and

      (c) was fully authorized to and did execute this instrument as the act of the entity named in this instrument.

                                              ----------------------------------
                                              NOTARY PUBLIC